FOURTH AMENDMENT TO
CONSOLIDATED, AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
AND LOAN DOCUMENTS

THIS FOURTH AMENDMENT TO CONSOLIDATED, AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT AND LOAN DOCUMENTS, dated as of October 27, 2010 (the “Fourth Amendment”), by and between TEXTRON FINANCIAL CORPORATION, a Delaware corporation (the “Lender”), and SILVERLEAF RESORTS, INC. (formerly known as SILVERLEAF VACATION CLUB, INC.), a Texas corporation (the “Borrower”).
W I T N E S S E T H:
WHEREAS, Lender and Borrower are parties to that certain Consolidated, Amended and Restated Loan and Security Agreement, dated as of February 21, 2007, as amended by that certain Amendment to Consolidated, Amended and Restated Loan and Security Agreement and Loan Documents, dated as of October 31, 2007, as further amended by that certain Second Amendment to Consolidated, Amended and Restated Loan and Security Agreement and Loan Documents, dated as of May 20, 2008, and as further amended by that certain Third Amendment to Consolidated, Amended and Restated Loan and Security Agreement and Loan Documents, dated as of May 8, 2009 (collectively, the “Agreement”);
WHEREAS, Borrower has requested an extension of the revolving loan term during which the Borrower may obtain Advances under the Receivable Loan Component; and
WHEREAS, Borrower has agreed, among other things, to reductions in the maximum amount of the Receivable Loan Component and the maximum aggregate amount of the Receivable Loan Component, Inventory Loan Component and the Acquisition Component;
WHEREAS, in consideration for Lender's agreement to extend the revolving loan term for the Revolving Loan Component, Borrower has agreed, among other things, to reductions in the maximum amount of the Receivable Loan Component and the maximum aggregate amount of the Receivable Loan Component, the Inventory Loan Component and the Acquisition Component; and
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Except as expressly set forth herein, terms used but not defined herein shall have the meaning ascribed to such terms in the Agreement.

2.Fourth Amendment Effective Date. The term “Fourth Amendment Effective Date” shall mean October 27, 2010.

3.Commitment. The term “Commitment” is hereby amended in its entirety to read as follows:

“Commitment. The term “Commitment” shall refer singly to the obligation of Lender to make a Loan or Loans to Borrower and collectively to all Loans to be made by Lender to Borrower as provided herein. The maximum aggregate Commitment of Lender hereunder shall be: (a) $75,000,000.00 until January 30, 2011; (b) $60,000,000.00 beginning on January 31, 2011; (c) $50,000,000.00 beginning on July 31, 2011; and (d) $40,000,000.00 beginning on January 31, 2012. The available amount of the Commitment that Borrower may borrow from time to time as an Advance hereunder shall be determined by Lender on the date of each request by Borrower for an Advance, but in no event less frequently than the last day of each month during the Term hereof, based upon the then current aggregate principal balance on each such determination date of the Loan and the Notes.”
4.Revolving Loan Term. The term “Revolving Loan Term” is hereby amended in its entirety to read as follows:

“Revolving Loan Term. Shall mean: (a) the period beginning on the Closing Date and ending on January 31, 2010 with respect to the Acquisition Loan Component and the Inventory Loan Component; and (b) with respect to the Receivable Loan Component, the period beginning on the Closing Date and ending on January 31, 2012, provided, however, that: (i) if the Borrower fails to pay down the aggregate outstanding principal balance of the Receivable Loan Component, the Inventory Loan Component and the Acquisition Loan Component to $60,000,000 on January 31, 2011 in accordance with Section 2.5B hereof, then the Revolving Loan Term shall end on January 31, 2011; and (ii) if the Borrower fails to pay down the aggregate outstanding principal balance of the Receivable Loan Component, the Inventory Loan Component and the Acquisition Loan Component to $50,000,000 by July 31, 2011 in accordance with Section 2.5B hereof, then the Revolving Loan Term shall end on July 31, 2011.”
5.Prepayments - Receivable Loan Component.

Section 2.5(a)(i) of the Agreement is hereby amended to read as follows:
“(i) Voluntary Prepayments. At any time after the Fourth Amendment Effective Date prepayments may be made in whole or in part, upon five (5) days prior written notice to the Lender and no prepayment premium shall be due in connection with any such prepayments.”
6.Required Pay-Down Payments. The Agreement is hereby amended by adding the following as Section 2.5B immediately prior to Section 2.6:

“2.5B    Required Pay-Down Payments. Borrower shall make principal payments on the Receivable Loan Component, the Inventory Loan Component, and the Acquisition Loan Component, as necessary, in order: (a) to reduce the outstanding principal balance of the Receivable Loan Component to the amount of the maximum Commitment for the Receivable Loan Component; and (b) to reduce the aggregate outstanding principal balance for all Loan Components to the aggregate maximum Commitment for all Loan Components, all as provided in Section 3 of this Fourth Amendment.”
7.Loan Component Ratio. Section 2.6 of the Agreement, Loan Component Ratio, is hereby deleted.

8.Maximum Obligation. Section 2.7 is hereby amended in its entirety to read as follows:

“2.7    Maximum Obligation of Textron Financial Corporation Under the Loan. Borrower acknowledges, agrees and confirms that notwithstanding anything to the contrary herein, in any other Loan Document or in any document evidencing or securing the Receivable Loan Component, the Inventory Loan Component and/or the Acquisition Loan Component, Lender shall not be obligated to fund any Advance under the Receivable Loan Component, that, when taken together with all loans or advances made by Lender to Borrower under this Agreement, would cause the aggregate amount of such loans, advances and principal balances to exceed a maximum aggregate amount of $75,000,000.00 before January 31, 2011, $60,000,000.00 beginning on January 31, 2011, $,50,000,000.00 beginning on July 31, 2011, and $40,000,000.00 beginning on January 31, 2012. The available amount of the Commitment that Borrower may borrow from time to time as an Advance hereunder shall be determined by Lender on the date of such request by Borrower for Advance, but in no event less frequently than the last day of each month during the Term hereof, based upon the then current aggregate principal balance as of each such determination date of the Loan and the Notes.”
9.Increase in Minimum Interest Rate. Beginning on the Fourth Amendment Effective Date, the minimum Interest Rate on the Receivable Loan Component shall be increased from six percent (6.0%) per annum to six and one quarter percent (6.25%) per annum.

10.Commitment Fee. In consideration of Lender's agreement to extend the Revolving Loan Term as set forth herein, Borrower agrees to pay Lender, upon execution of this Fourth Amendment by Borrower, a commitment fee of $300,000.00 and Lender's legal fees incurred in connection with this Fourth Amendment.
11.Further Documentation. Borrower agrees to execute and deliver to Lender any and all additional documentation as Lender may now or hereafter require in order to effectuate the terms and conditions of this Fourth Amendment.

12.Effect of Fourth Amendment. Except as herein expressly amended, the Agreement shall remain unmodified and in full force and effect.

13.Ratification and Confirmation. Except as herein expressly amended, Borrower hereby ratifies, confirms, assumes and agrees to be bound by all of representations, warranties, statements, covenants and agreements set forth in the Agreement and the other Loan Documents. The Borrower reaffirms, restates and incorporates by reference all of the representations, warranties, covenants and agreements made in the Loan Documents as if the same were made as of this date. The Borrower agrees to pay the Loan and all related expenses, as and when due and payable in accordance with the Loan Agreement and the other Loan Documents, and to observe and perform the Obligations, and do all things necessary which are not prohibited by law to prevent the occurrence of any Event of Default. In addition, to further secure, and to evidence and confirm the securing of, the prompt and complete payment and performance by the Borrower of the Loan and all of the Obligations, for value received, Borrower unconditionally and irrevocably assigns, pledges and grants to Lender, and hereby confirms or reaffirm the prior granting to Lender of, a continuing first priority Lien, mortgage and security interest in and to all of the Collateral, whether now existing or hereafter acquired. Also, as provided in the Loan Documents, the Loan is and shall be further secured by the Liens and security interests in favor of Lender in the properties and interests relating to Additional Eligible Resorts, which now or hereafter serve as collateral security for any Obligations. On the date of this Fourth Amendment and thereafter upon satisfaction of the requirements for approval by Lender of Additional Eligible Resorts, Borrower shall record, or cause to be recorded, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements in the appropriate public records of the state in which each Resort is located to further evidence and perfect the Lender's Lien on the Collateral. Borrower agrees to deliver or cause to be delivered by its Affiliates, such mortgages, deeds of trust, deeds to secure debt, assignments, pledges, security agreements and UCC Financing Statements as Lender may deem necessary to further evidence and perfect the Lender's Lien on the Collateral.

14.Estoppel. The Loan constitutes valuable consideration to the Borrower, which consideration is uninterrupted and continuous since the dates on which the Loan was first made. This Fourth Amendment and the other Loan Documents and the Loan modifications and transactions provided for or contemplated hereunder or thereunder, shall in no way adversely affect the Lien or perfection or priority of any Lien of Lender as of the date hereof in and to any Collateral, and are not intended to constitute, and do not constitute or give rise to, any novation, cancellation or extinguishment of any of Borrower's Obligations existing as of the date hereof to Lender, or of any interests owned or held by Lender (and not previously released) in and to any of the Collateral; it being the intention of the parties that the transactions provided for or contemplated herein shall be effectuated without any interruption in the continuity of the value and consideration received by Borrower, and of the attachment, perfection, priority and continuation in favor of Lender in and to all Collateral and proceeds.

15.Loan Documents. This Fourth Amendment shall amend, without the necessity of any further agreements, all Loan Documents as of the date hereof to reflect: (1) the decrease of the maximum aggregate commitment of Lender under the Agreement to $60,000,000.00 beginning on January 31, 2011, $50,000,000.00 beginning on July 31, 2011, and $40,000,000.00 until January 31, 2012; (2) the increase in the minimum Interest Rate on the Receivable Loan Component from six percent (6.0%) per annum to six and one quarter percent (6.25%) per annum, beginning on the Fourth Amendment Effective Date; and (3) the other terms and conditions contained in this Fourth Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed on their behalf as of the day and year first written above.

Witnessed By: /s/ James R. Kinyon /s/ Laurie Sparveri	TEXTRON FINANCIAL CORPORATION By: /s/ JOHN D'ANNIBALE Name: John D'Annibale Its: Vice President
/s/ Phil Davis /s/ Mike Norris	SILVERLEAF RESORTS, INC. By: /s/ HARRY J. WHITE, JR. Name: Harry J. White, Jr. Its: Chief Financial Officer

STATE OF CONNECTICUT    )
)ss: Glastonbury
COUNTY OF Hartford_____    )
At Glastonbury in said County and State on this 28 day of October 2010, personally appeared John D'Annibale, duly authorized Vice President of Textron Financial Corporation, and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Textron Financial Corporation.
Before me: /s/Marie G. Irizarry
Notary Public in and for said State
My Commission Expires: July 31, 2012

STATE OF TEXAS    )
)ss: Dallas
COUNTY OF Dallas    )
At Dallas in said County and State on this 26 day of October 2010, personally appeared Harry J. White, Jr., duly authorized officer of SILVERLEAF RESORTS, INC., and he/she acknowledged the foregoing instrument by him/her signed and sealed to be his/her free act and deed and the free act and deed of Silverleaf Resorts, Inc., a Texas corporation, on behalf of the corporation.
Before me: /s/JoAnn Posival
Notary Public in and for said State
My Commission Expires: July 22, 2012